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Exhibit 10.25



                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT


     This Amended and Restated Management Agreement ("Agreement") dated as of February 7 , 2001 by and among NS ASSOCIATES I, LTD., a Texas limited partnership ("Developer"), DFW RESTAURANT TRANSFER CORP., a Texas corporation ("Manager"), and SCHLOTZSKY'S, INC., a Texas corporation ("Guarantor").


                                 WITNESSETH:

     WHEREAS, Developer, Manager and Guarantor entered into that certain Option Agreement (the " Original Option Agreement"), which agreement granted Manager the right to acquire Developer's rights under that certain Amended and Restated Schlotzsky's Area Developer Agreement dated August 13, 1996 between Developer and Guarantor, as amended (the "ADA");

     WHEREAS, pursuant to the Original Option Agreement, Developer, Manager and Guarantor entered into the Management Agreement dated September 1, 1999 (the "Original Management Agreement"), pursuant to which Manager assumed the obligations of Developer under the ADA;

     WHEREAS, the parties have agreed to modify certain provisions of the Option Agreement and have entered into the Amended and Restated Option Agreement (the "Option Agreement"); and

     WHEREAS, the parties desire to change certain provisions of the Management Agreement and have agreed that the Management Agreement should be amended and restated in its entirety;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree that the Original Management Agreement shall be amended and restated in its entirety as follows:

     1.  Defined Terms.  This Agreement is being entered into in connection with
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the Option Agreement and except as expressly set forth herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the Option Agreement.

     2.  Manager's Duties.  Manager shall perform in a timely and efficient
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manner all of Developer's duties under the ADA.  In discharging its duties under this Agreement,

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Manager shall act prudently with due regard for the interests of both Manager and Developer; it being agreed that Manager shall have been deemed to have performed its duties and performed its services under this Agreement in a timely and efficient manner if it completes an average of at least two Quality Service Cleanliness Compliance inspections (QSCCs) or Key Result Area evaluations (KRAs) (or any combination of QSCCs or KRAs) per franchised restaurant per year prior to the occurrence of Change in Control, as defined in the Option Agreement, and an average of at least four QSCC inspections or KRA evaluations (or any combination thereof) per franchised restaurant per year after a Change in Control. In addition to the general obligations of Manager outlined above, during the term of this Agreement Guarantor shall provide Developer with monthly written reports, which reports shall be delivered not later than the 15th day of each month, as follows: (i) a schedule of the royalties paid by franchisees within territories covered by the ADA during the preceding month, in the same format as heretofore provided by Guarantor under the ADA, a copy of which format is attached hereto as Schedule 1, (ii) a schedule listing all new franchise agreements executed during the preceding month for the territory covered by the ADA, (iii) a schedule listing all franchise agreements terminated during the preceding month, (iv) a schedule listing the stores within the territories covered by the ADA for which construction was commenced during the preceding month, (v) a schedule listing the stores within the territories covered by the ADA which opened for business during the preceding month (vi) a schedule listing all stores within the territory covered by the ADA that closed during the preceding month..

     3.  Manager's Compensation.  As compensation for its services hereunder,
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Manager shall receive a management fee equal to 100% of the store transfer fees payable under the ADA and the following:

     - During the period commencing on the date that Manager first performed services under the Original Management Agreement and continuing until August 16, 2001, Manager shall receive a fee equal to 60% of the royalties and all of the Franchise Fees paid to Developer for such period under the ADA;

     - During the period commencing on August 17, 2001 and continuing until June 29, 2002, Manager shall receive a fee equal to 50% of the royalties and all of the Franchise Fees paid to Developer for such period under the ADA; and

     - During the period commencing June 30, 2002 and continuing until such time, if any, as the Closing shall occur, Manager shall receive a fee equal to 20% of the royalties paid to Developer for such period under the ADA;

Provided that subject to Section 11 hereof, all such fees shall cease to accrue upon the earlier of the Closing or the termination of this Agreement pursuant to
Section 9 hereof. Developer hereby authorizes Guarantor to pay directly to Manager, Manager's share of such royalties. Manager shall be responsible for paying its own expenses.

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     4.  Limitation on Manager's Authority.  During the term of this Agreement,
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Manager shall have no authority to take any of the following actions without the prior written consent of Developer, which consent may be withheld in Developer's sole discretion:

         (a) to amend, modify or terminate the ADA;

         (b) to compromise, release or settle any claim of or against Developer arising under the ADA;

         (c) to confess any judgments or otherwise admit to any liabilities binding upon Developer; or

         (d) to release any territories covered by the ADA.

     5.  Access by Developer.  Developer and its agents or designees shall have
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the right, during normal business hours following reasonable notice to Manager, to examine all sales reports from franchisees, royalty reports from Guarantor, QSCCs, or any reports issued as a replacement for QSCCs, KRAs or any replacement for KRAs and any store transfer files for store transfers occurring during the preceding twelve (12) months which are in the possession of Manager or Guarantor.

     6.  Indemnification by Manager.  Manager shall indemnify, hold harmless and
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defend Developer, its partners, and the directors, officers and shareholders of its corporate general partner, from and against any and all losses, claims, damages, liabilities, judgments and expenses (including reasonable attorneys' fees and other expenses incurred by any of them in connection with defending, settling or investigating any action or claim), directly or indirectly arising out of or relating to the acts or omissions of Manager or any person employed, engaged or supervised by Manager in connection with the performance of its duties under this Agreement. Further, Guarantor shall name Developer as an additional named insured under its general comprehensive liability insurance policies. The provisions contained in this Section 6 shall survive the Closing under the Option Agreement or the termination of this Agreement, for any reason, including the Closing under the Option Agreement.

     7.  Extension of Agreement.  If the Option is terminated or if the Option
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expires without being exercised by Manager, Developer shall have the right, but not the obligation, to extend this Agreement for the remaining term of the ADA upon written notice to Manager. If this Agreement is extended by Developer, all of the terms and conditions set forth herein shall remain unchanged.

     8.  Default; Remedies Following a Default.
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         (a) Each of the following shall constitute a default ("Default") under this Agreement:

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               (i)   Manager shall fail in any material respect to perform any
          obligation under this Agreement (other than the payment of money), following thirty (30) days' notice thereof to Manager and Guarantor and the opportunity to cure such default; and

               (ii) Either Manager or Guarantor shall seek, consent to or acquiesce in the filing of any proceeding under any bankruptcy, insolvency, reorganization or other law providing for the relief of debtors or an involuntary proceeding shall be brought against Manager or Guarantor and such proceeding shall not be dismissed within sixty
          (60) days.

          (b) Following the occurrence of a Default, Developer shall have the right, at its election, to pursue one or more of the following remedies:

               (i) to require Guarantor's performance of the defaulted obligation;

               (ii)  to recover damages for the Default; and/or

               (iii) to terminate this Agreement.

     9.   Termination.  Subject to Section 11 hereof, this Agreement shall
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terminate upon the first to occur of the following:

          (a) On the Closing of the assignment of the ADA to Manager under the Option Agreement;

          (b) On written notice from Developer (which may be tendered at Developer's option) upon the expiration or termination of the Option Period, as set forth in the Option Agreement, if the Option has not been exercised prior to that time; or

          (c) On written notice from Developer (given at Developer's election) following the occurrence of a Default and the expiration of any applicable cure periods.

     10.  Assignment.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their respective successors and assigns, provided that Developer is relying on the unique skills and experience of Manager and its personnel. Accordingly, this Agreement shall not be assignable or delegable by Manager except to Guarantor without the prior written consent of Developer. Any purported assignment or delegation of this Agreement by Manager contrary to the terms hereof shall be void.

     11.  Reinstatement of this Agreement.  Notwithstanding anything to the
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contrary set forth herein, in the event that following the Closing a default shall arise under the

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Security Agreement of even date between Manager and Developer, and in connection with such default Developer forecloses on its liens against the ADA, then, at Developer's option, this Agreement shall be reinstated effective as of the date that Developer forecloses on its liens against the ADA. If this Agreement is reinstated after the Closing, all of the terms and conditions of this Management Agreement shall be reinstated as if no termination had occurred.

     12.  Notices. Any notice or other communication to be given by any party
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hereunder shall be in writing and shall be deemed sufficient if delivered by courier or by certified mail, postage prepaid, addressed as set forth in Section 14 of the Option Agreement.

     13.  Entire Agreement; Amendment.  This Agreement embodies the entire
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agreement of the parties with regard to the subject matter hereof, supersedes all other agreements and understandings, if any, relating to the subject matter hereof and may be amended or supplemented only by an instrument in writing executed all of the parties hereto.

     14.  Severability.  If any provision of this Agreement is held to be
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illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof. Furthermore, the remaining provisions of this agreement shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and there shall, in lieu of such provision, be added a provision as similar in terms and intent to such illegal, invalid or unenforceable provision as may be legal, valid or enforceable, as the case may be.

     15.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas without regard to conflicts of laws principles.

     16.  Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which shall be deemed an original, provided that all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              MANAGER:

                              DFW RESTAURANT TRANSFER CORP.

                              By:___________________________________
                                Name:________________________________
                                Title:_________________________________

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                              DEVELOPER:

                              NS ASSOCIATES I, LTD.

                              By:   NS Associates, Inc.,
                              Its:  General Partner

                                    By:_____________________________
                                          Morris Newberger
                                          President


     The undersigned, Schlotzsky's, Inc., the sole shareholder of Manager, acknowledges that it will receive substantial direct and indirect benefits as a result of Manager entering into this Agreement with Developer. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Developer to enter into this Agreement, the undersigned, intending to be legally bound hereby unconditionally and irrevocably guaranties to Developer the full and timely performance of Manager's obligations under this Agreement.

                              SCHLOTZSKY'S, INC.

                              By:___________________________________
                                Name:________________________________
                                Title:_________________________________

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